                                                                    Exhibit 10.1
                              SPORT CHALET, INC.


                           EMPLOYMENT AGREEMENT FOR
                     PRESIDENT AND CHIEF OPERATING OFFICER


  SPORT CHALET, INC., a Delaware corporation, located at 920 Foothill Blvd., La Canada, California 91011, hereinafter referred to as Employer, and CRAIG L. LEVRA, whose address is 3620 Cypress Fern Way, Coral Springs, Florida 33065, hereinafter referred to as Executive, in consideration of the mutual promises made herein, do, as of October 20, 1997, agree as follows:


                         ARTICLE 1. TERM OF EMPLOYMENT

                               Specified Period

          SECTION 1.01. Employer hereby employs Executive and Executive hereby accepts employment with Employer for a period of approximately two years beginning on October 22, 1997, and terminating on October 31, 1999.

                              Automatic Extension

          SECTION 1.02. This Agreement shall be extended automatically for a succeeding term of one year through October 31, 2000 unless Employer gives notice to the Executive before October 31, 1998 of its intention not to extend this Agreement.

                           "Employment Term" Defined

          SECTION 1.03. As used herein, the phrase "employment term" refers to the entire period of employment of Executive by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided.


                 ARTICLE 2. DUTIES AND OBLIGATIONS OF EXECUTIVE

                                 General Duties

          SECTION 2.01. Executive shall serve as the President and Chief Operating Officer of Employer. In this capacity, Executive shall, to the best of his ability, do and perform all services, acts, or things, (i) necessary or advisable to manage and conduct the day to day business of Employer, including the hiring and firing of all employees other than the executive officers of Employer (ii) as are provided in Employer's Certificate of Incorporation and Bylaws, or (iii) as may be assigned by the Chairman and Interim Chief Executive Officer of Employer or by Employer's Board of Directors. He shall perform such duties, subject at all times to the policies of Employer and its Board of Directors and the direction of the Chairman and Chief Executive Officer, and further subject to the consent of the Board when required by the terms of this Agreement or the Certificate of Incorporation and/or Bylaws of Employer.

                             Conduct of Executive

          SECTION 2.02. Executive shall at all times during employment hereunder conduct himself in a manner consistent with his position with Employer and shall not knowingly perform any act contrary to the best interests of Employer.

                        Devotion to Employer's Business

          SECTION 2.03. (a) Executive shall devote his productive time, ability, and attention to the business of Employer on a full-time basis during the term of this contract.

                         (b) Executive shall not engage in any other business
duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Employer's Board of Directors. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this agreement if those activities do not materially interfere with the services required under this agreement and shall not require the prior written consent of Employer's Board of Directors.

                         (c) This Agreement shall not be interpreted to prohibit
Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this agreement. However, Executive shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer without the express written consent of Employer's Board of Directors.

                             Competitive Activities

          SECTION 2.04. During the term of this Agreement, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                       Uniqueness of Executive's Services

          SECTION 2.05. Executive hereby represents and agrees that the services to be performed under the terms of this contract are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive therefore expressly agrees that Employer, in addition to any other rights or remedies that Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this contract by Executive.

                 Indemnification for Negligence or Misconduct

          SECTION 2.06. Executive shall indemnify and hold Employer harmless from all liability for loss, damage, or injury to persons or property resulting from the negligence or misconduct of Executive.

                                 Trade Secrets

          SECTION 2.07. (a) The parties acknowledge and agree that during the term of this agreement and in the course of the discharge of his duties hereunder, Executive shall have access to and become acquainted with information concerning the operation and processes of Employer, including without limitation, financial, personnel, sales, expansion plans and the location of future store sites, and other information that is owned by Employer and regularly used in the operation of Employer's business, and that such information constitutes Employer's trade secrets.

                         (b) Executive specifically agrees that he shall not
misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any other person or use them in any way, either during the term of this agreement or at any other time thereafter, except as is required in the course of his employment hereunder.

                         (c) Executive acknowledges and agrees that the sale or
unauthorized use or disclosure of any of Employer's trade secrets obtained by Executive during the course of his employment under this agreement, including information concerning Employer's current or any future and proposed work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition. Executive promises and agrees not to engage in any unfair competition with Employer, either during the term of this agreement or at any other time thereafter.

                         (d) Executive further agrees that all files, records,
documents, drawings, specifications, equipment, and similar items relating to Employer's business, whether prepared by Executive or others, are and shall remain exclusively the property of Employer and that they shall be removed from the premises of Employer, only with the express prior written consent of Employer's Board of Directors.

                            Use of Executive's Name

          SECTION 2.08. (a) Employer shall have the right to use the name of Executive as part of the trade name or trademark of Employer if it should be deemed advisable to do so. Any trade name or trademark, of which the name of Executive is a part, that is adopted by Employer during the employment of Executive may be used thereafter by Employer for as long as Employer deems advisable.

                         (b) Executive shall not, either during the term of this
agreement or at any time thereafter, use or permit the use of his name in the trade name or trademark of any other enterprise if that other enterprise is engaged in a business similar in any respect to that conducted by Employer.

                       Resignation from Prior Employment

          SECTION 2.09. Executive represents and warrants to Employer that he has resigned as an officer, director and/or employee of Sports Authority, Inc. and that he may enter into this Agreement without violating the terms of any employment agreement he may have had with such former employer.

                             Reporting Requirements

          SECTION 2.10. Executive shall report to Employer's Chairman and Interim Chief Executive Officer and to Employer's Board of Directors and any of its duly constituted committees as the board may reasonably request.


                       ARTICLE 3. OBLIGATIONS OF EMPLOYER

                              General Description

          SECTION 3.01. Employer shall provide Executive with the compensation, incentives, benefits, and business expense reimbursement specified elsewhere in this agreement.

                                Office and Staff

          SECTION 3.02. Employer shall provide Executive with an office, stenographic help, office equipment, supplies, and other facilities and services, suitable to Executive's position and adequate for the performance of his duties.

                     Indemnification of Losses of Executive

          SECTION 3.03. Employer shall indemnify Executive for all losses sustained by Executive in direct consequence of the discharge of his duties on Employer's behalf in accordance with the Indemnity Agreement attached hereto as Exhibit A.


                      ARTICLE 4. COMPENSATION OF EXECUTIVE

                              Annual Base Salary

          SECTION 4.01. (a) As compensation for the services to be performed hereunder, Executive shall receive a base salary in the amount of two hundred thousand dollars ($200,000.00) per annum, payable in arrears in equal amounts not less than once per month on the 1st of each month or the next business day thereafter following each calendar month (or part thereof) of employment during the term of this agreement. All such payments shall be subject to deductions and withholding as required by law.

                         (b) Executive shall receive such annual increases in
salary as may be determined by Employer's Board of Directors in its sole discretion.

                             Deferred Compensation

          SECTION 4.02.  There is no deferred compensation provided for herein.

                                Tax Withholding

          SECTION 4.03. Employer shall have the right to deduct or withhold from the compensation due to Executive hereunder any and all sums required for federal income and Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

                                   Severance

          SECTION 4.04. Upon termination of Executive by Employer other than "for cause", Employer thereafter shall pay to Executive as severance on the first of each month or the next business day thereafter following each calendar month (or part thereof) through what would have been the remaining employment term had Executive not been so terminated, the amount of 8.3333% of his then annual base salary. Executive shall not be entitled to any severance payments if he is terminated "for cause", if he voluntary elects under Section 8.03 to terminate employment or if he should, during the period of payment of such severance, become employed by a competitor of Employer.

                                 Signing Bonus

          SECTION 4.05. Promptly following the execution of this Agreement by the parties, Employer shall pay Executive a signing bonus equal to one hundred thousand dollars ($100,000.00), such payment to be subject to deductions and withholding as required by law.


                        ARTICLE 5. EXECUTIVE INCENTIVES

                                 Profit Sharing

          SECTION 5.01. Executive shall be eligible to participate in the executive bonus program of Employer as the Board of Directors or Employer shall determine from time to time. Under the "senior management bonus plan" currently in effect, Executive's maximum target annual bonus shall be fifty percent (50%) of his base salary for the applicable fiscal year.

                                  Stock Option

          SECTION 5.02. Executive shall be granted Non-Qualified-Stock-Options ("NQSOs") with respect to Employer's Stock representing 100,000 shares at the NASDAQ closing market price on the date this Agreement is executed in accordance with Employer's 1992 Incentive Award Plan and pursuant to a Key Employee Stock Option Incentive Award Agreement in the form attached as Exhibit B and incorporated herein by this reference.


                         ARTICLE 6. EXECUTIVE BENEFITS

                                Annual Vacation

          SECTION 6.01. Executive shall be entitled to vacation in accordance with Employer's policies for executive vacation.

                                    Illness

          SECTION 6.02. Executive shall be entitled to 12 days per year as sick leave with full pay. Sick leave may be accumulated up to a total of 24 days.

                               Use of Automobile

          SECTION 6.03. Employer shall, upon proper documentation, reimburse Executive for the cost of operation of his automobile in the business of Employer.

                                 Death Benefits

          SECTION 6.04. There are no death benefits provided under the terms of this Agreement.

                                Medical Coverage

          SECTION 6.05. Employer agrees to include Executive in its existing health care plan or any substitute therefore as is currently provided to executive officers of Employer.

                                 Life Insurance

          SECTION 6.06. Employer agrees to provide to Executive such life insurance, if any, as is currently provided to its other executive officers.

                         Moving and Relocation Expenses

          SECTION 6.07. Employer will reimburse Employee for all reasonable expenses incurred for the following:

                         (a) Employee's travel between Florida and Southern
California prior to the movement of Employee's spouse and any minor children to their new residence in Southern California;

                         (b) The cost of a one-way trip by Employee's spouse and
any minor children from their existing residence in Florida to the new place of residence selected by Employee in Southern California; and

                         (c) Moving the household goods and personal effects of
Employee and Employee's spouse and minor children from their existing residence in Florida to their new place of residence selected by Employee in Southern California.

                                Qualified Plans

          SECTION 6.08. Employee shall be entitled to participate in Employer's qualified plans in accordance with the terms and conditions of the plan documents.


                          ARTICLE 7. BUSINESS EXPENSES

                       Reimbursement of Business Expenses

          SECTION 7.01. (a) Employer shall promptly reimburse Executive for all reasonable and necessary business expenses incurred by Executive in connection with the business of Employer.

                         (b) Each such expenditure shall be reimbursable only if
it is of a nature qualifying it as a proper deduction on the federal and state income tax return of Employer and is reasonable in amount.

                         (c) Each such expenditure shall be reimbursable only if
Executive furnishes to Employer adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

                        Repayment of Disallowed Expenses

          SECTION 7.02. In the event that any expenses paid for Executive or any reimbursement of expenses paid to Executive shall, on audit or other examination of Employer's income tax returns, be determined not to be allowable deductions from Employer's gross income by reason of a failure of Executive to properly document such expense, and in the further event that this determination shall be acceded to by the Employer or made final by the appropriate federal or state taxing authority or a final judgment of a court of competent jurisdiction, and no appeal is taken from the judgment or the applicable period for filing notice of appeal has expired, Executive shall repay to Employer the full amount of the disallowed expenses.


                      ARTICLE 8. TERMINATION OF EMPLOYMENT

                             Termination for Cause

          SECTION 8.01. (a) Employer reserves the right to terminate this Agreement if Executive willfully breaches or habitually neglects the duties which he is required to perform under the terms of this agreement; or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties.

                         (b) Employer may at its option terminate this agreement
for the reasons stated in Section 8.01(a) by giving written notice of termination to Executive without prejudice to any other remedy to which Employer may be entitled either at law, in equity, or under this agreement.

                         (c) Any notice of termination required by this Section
shall specify the ground for the termination and shall be supported by a statement of relevant facts.

                         (d) This Agreement shall be terminated upon the death
of Executive.

                         (e) Employer reserves the right to terminate this
Agreement within six (6) months after Executive suffers any physical or mental disability that would prevent the performance of his duties under this agreement. Such a termination shall be effected by giving 10 days' written notice of termination to Executive.

                         (f) Termination under this Section shall be considered
"for cause" for the purposes of this Agreement.

              Effect of Merger, Transfer of Assets, or Dissolution

          SECTION 8.02. (a) This Agreement shall be terminated by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Employer.

                         (b) Termination under this Section shall not be
considered "for cause" for the purposes of this Agreement and the severance provisions of Section 4.04 shall apply.

                            Termination by Executive

          SECTION 8.03. Executive may terminate his obligations under this Agreement by giving Employer at least three (3) months notice in advance.

                         ARTICLE 9. GENERAL PROVISIONS

                                    Notices

          SECTION 9.01. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the third day following the date of mailing.

                                  Arbitration

          SECTION 9.02. (a) Any controversy between Employer and Executive involving the construction or application of any of the terms, provisions, or conditions of this agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act.

                         (b) Employer and Executive shall concurrently herewith
enter that certain Agreement to Arbitrate Claims in the form attached hereto as Exhibit C and incorporated herein by this reference.

                           Attorneys' Fees and Costs

          SECTION 9.03. If any legal action based in contract law is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

                                 SEC Compliance

          SECTION 9.04. Executive understands that Employer is a publicly held company with reporting requirements under the Securities Exchange Act of 1934 and the stock exchange on which the Company's stock is listed. Executive further understands that he will be an "Executive Officer" of Employer within the meaning of Exchange Act Rule 3b-7 and that by reason thereof certain reporting of Executive's compensation will be required. Executive hereby waives any right of privacy otherwise applicable to Executive to the extent necessary to permit Employer to comply with the disclosure requirements to which Employer is subject. Executive agrees that concurrently herewith he has been provided with a copy of and will abide by the Employer's Statement of Company Policy Re:
Securities Trades by Company Personnel attached as Exhibit D and incorporated herein by this reference.

                                Entire Agreement

          SECTION 9.05. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

                                 Modifications

          SECTION 9.06. Any modification of this agreement will be effective only if it is in writing and signed by the party to be charged.

                                Effect of Waiver

          SECTION 9.07. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

                               Partial Invalidity

          SECTION 9.08. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                            Law Governing Agreement

          SECTION 9.09. This agreement shall be governed by and construed in accordance with the laws of the State of California. Sums Due Deceased Executive

          SECTION 9.10. If Executive dies prior to the expiration of the term of his employment, any sums that may be due him from Employer under this agreement as of the date of death shall be paid to Executive's executors, administrators, heirs, personal representatives, successors, and assigns.

 Executed on October 21, 1997, at La Canada, California.


                                    EMPLOYER

                                    Sport Chalet, Inc.



                                    By /s/ NORBERT J. OBERZ
                                       --------------------
                                             Chairman

 Executed on October 20, 1997, at Coral Springs, Florida.


                                    EMPLOYEE

                                    By /s/ CRAIG L. LEVRA
                                       ------------------
                                         Craig L. Levra

                               SPORT CHALET, INC.


                              INDEMNITY AGREEMENT


          THIS AGREEMENT was made and entered into the 22nd day of October, 1997, by and between SPORT CHALET, INC. (the "Company"), and CRAIG L. LEVRA (the "Indemnitee") (together the "Parties") with reference to the following:


                                   RECITALS

A. The Indemnitee is a member of the Board of Directors and/or is an Officer of the Company.

A. In accordance with the provisions of Article V, Section 10 of its Bylaws, the Company has agreed to indemnify the Indemnitee in connection with certain actions, suits or proceedings that may be brought against Indemnitee.

A. The Parties desire to document the terms and conditions of the indemnity provided to Indemnitee.


                                   AGREEMENT

          IT IS THEREFORE AGREED by and between the Parties, for and in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, as follows:

1. Subject to the restrictions contained herein, the Certificate of Incorporation and Bylaws of this Company or otherwise provided by law, the Company will indemnify and hold harmless Indemnitee from and against any loss, cost, or expense incurred by Indemnitee by reason of indemnity having been made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding") by reason of the fact that Indemnitee, or a person for whom Indemnitee is the legal representative, is or was a director or officer of the Company, is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged to be an action taken by Indemnitee in an official capacity as a director or officer or in any other capacity while serving as a director or officer.

1. The scope of this indemnity shall be the fullest extent authorized by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, and the term "loss, cost, or expense" as used in this Agreement shall include all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement which are reasonably incurred or suffered by Indemnitee in connection with a Proceeding.

1. The indemnification provided by this Agreement shall continue as to Indemnitee even after the Indemnitee ceases to be a director or officer of the Company and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

1. Notwithstanding anything to the contrary contained herein, the Company will not indemnify the Indemnitee under the following circumstances:

a) In the event the Proceeding (or part thereof) for which Indemnitee seeks indemnification is initiated by Indemnitee, if such proceeding (or part thereof) was not authorized by the Board of Directors of the Company.

a) The Company will not indemnify the Indemnitee for amounts paid in settlement of an action indemnified by the Company without the prior written consent of the Company.

a) The Company will not indemnify Indemnitee with respect to a Proceeding where such indemnity would be contrary to the General Corporations Law of the State of Delaware.

1. The right to indemnity provided in this Agreement shall include the right to be paid by the Company the expenses incurred in defending a Proceeding in advance of its final disposition; provided, however, that if the General Corporations Law of the State of Delaware requires, the payment of such expenses incurred by Indemnitee by reason of the fact that Indemnitee is or was a director or officer (and not in any other capacity in which service was or is rendered by Indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the Proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of Indemnitee to repay all amounts so advanced to Indemnitee if it shall ultimately be determined that Indemnitee is not entitled to be indemnified under the provisions of this Agreement or otherwise.

1. All claims for indemnification under this Agreement shall be made by Indemnitee to the Company in writing promptly upon Indemnitee learning of the circumstances under which this indemnity will become applicable to a particular Proceeding. If a claim made under this Agreement is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter, bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expenses of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the General Corporations Law of the State of Delaware for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company, (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the applicable standard of conduct set forth in the General Corporations Law of the State of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

1. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

1. The indemnity provided by this Agreement shall extend to the costs and expenses actually or reasonably incurred by Indemnitee on Indemnitee's behalf in connection with any proceeding in which Indemnitee is called as a witness by reason of Indemnitee's position as an officer or director of the Company or by reason of serving in a similar capacity at the request of the Company in any other corporation, partnership, joint venture, trust or other enterprise.

1. This Agreement may be amended by the Company at any time to conform to the provisions of the Certificate of Incorporation, Bylaws or General Corporations Laws of the State of Delaware, as they may be from time to time; provided, however, that no such amendment shall affect the indemnity provided to Indemnitee for claims for indemnity arising prior to the effective date of such amendment.

1. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties have hereunto affixed their signatures on the day and year first above-written.


SPORT CHALET, INC.


By: /s/ NORBERT J. OLBERZ              Its:    Chairman
   ------------------------------------    ----------------


INDEMNITEE


By:  /s/ CRAIG L. LEVRA                      Craig L. Levra
   ----------------------------------------

                               SPORT CHALET, INC.


                                  KEY EMPLOYEE
                     STOCK OPTION INCENTIVE AWARD AGREEMENT


          THIS AGREEMENT is made and entered into this 22nd day of October, 1997, by and between Sport Chalet, Inc. (the "Company") and Craig L. Levra (the "Optionee") (together with the "Parties").


                                    RECITALS

          A. On October 8, 1992, the Board of Directors of the Company adopted a Sport Chalet, Inc. 1992 Incentive Award Plan (the "1992 Plan") under which certain employees of the Company, may be granted options to purchase Common Stock of the Company.

          B. The 1992 Plan permits the granting of nonstatutory stock options, which do not qualify as incentive stock options under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code").

          C. The Optionee has been granted a nonstatutory stock option pursuant to the 1992 Plan.

          D. The Optionee is desirous of obtaining a nonstatutory stock option on the terms and conditions herein contained.

          E. Unless otherwise stated, all capitalized terms shall have the meaning set forth in the 1992 Plan.


                                   AGREEMENT

          IT IS THEREFORE agreed by and between the Parties, for and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, as follows:

          1. The Company hereby confirms and acknowledges that it has granted to the Optionee, on October 22, 1997, an option to purchase 100,000 shares of Common Stock of the Company (the "Option") upon the terms and conditions herein set forth and subject to the terms and conditions of the 1992 Plan. The Option is granted as a matter of separate agreement, and not in lieu of salary or any other regular or special compensation for services.

          2. The purchase price of the shares which may be purchased pursuant to the Option is the price at which the Company's Common Stock is offered to the public pursuant to a registration statement under the Securities Act of 1933.

          3. The Option shall continue for ten years after the date of grant set forth in paragraph 1 unless sooner terminated or modified under the provisions of this Agreement, and shall automatically expire at midnight on the tenth anniversary of such date.

          4. The Option may be exercised by the Optionee to purchase the total number of shares specified in paragraph 1 as follows:

                    Twenty Percent (20%) of the total number of shares shall
              become exercisable (subject to the provisions of paragraph 9 hereof) upon the last to occur of (i) the first anniversary date of grant of the option, or (ii) the effective date of the Company's registration statement under the Securities Act of 1933 with respect to its Common Stock to be offered to the public; an additional twenty percent (20%) of the total number of shares optioned to Optionee shall be exercisable on each of the second, third, fourth and fifth anniversaries of the original date of grant of such option.

                    The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the fractional increments described above and exercise them in any later period, prior to expiration of the Option.

          5. If the Optionee's status as an employee of the Company shall terminate for any reason other than the Optionee's disability, the option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his or her status as an employee for a period of three months. If the Optionee's status as an employee is terminated because the Optionee is disabled within the meaning of Section 22(e)(3) of the Code, the Option, to the extent then exercisable as provided in paragraph 4, shall remain exercisable after the termination of his or her status as an employee for a period of twelve months. If the option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

          6. In the event of the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Optionee's will or under the applicable laws of descent and distribution. The Option may not be transferred, assigned, encumbered or alienated in any way by the Optionee except pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules thereunder, and any attempt to do so shall render the Option and any unexercised portion thereof, at the discretion of the Company, null and void and unenforceable by the Optionee.

          7. The Option may be exercised in whole or in part by delivering to the Company written notice of exercise together with payment in full for the shares being purchased upon such exercise.

          8. The Company will, upon receipt of said notice and payment, issue or cause to be issued to the Optionee (or to his or her personal representative or other person entitled thereto) a stock certificate for the number of shares purchased thereby. The Optionee may designate a member of the Optionee's immediate family as a co-owner of the said shares.

          9. The Company may, in its discretion, file and maintain effective with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering the sale of the optioned shares to Optionee upon exercise of the option. If, at the time of exercise, the Company does not have an effective Registration Statement on file covering the sale of the optioned shares, the Optionee represents and agrees that: (i) the Option shall not be exercisable unless the purchase of optioned shares upon the exercise of the Option is pursuant to an applicable effective registration statement under the Act, or unless in the opinion of counsel for the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act, and from the qualification requirements of any state securities law; (ii) upon exercise of the Option, he or she will acquire the optioned shares for his or her own account for investment and not with any intent or view to any distribution, resale or other disposition of the optioned shares; (iii) he or she will not sell or transfer the optioned shares, unless they are registered under the Act, except in a transaction that is exempt from registration under the Act, and each certificate issued to represent any of the optioned shares shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the option, that the Optionee sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

          10. If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, any unexercised portion of the Option as of the day before the consummation of such sale, liquidation, merger or reorganization shall for all purposes under this Agreement become exercisable in full as of such date even though the anniversary dates, as provided in paragraph 4, have not yet occurred.

          11. In consideration of the granting by the Company of the Option, the Optionee hereby affirms that he or she has a present intention to serve as an employee of the Company for the period that this option continues. This affirmation, however, shall confer no right on the Optionee to continue to serve as an employee of the Company, nor interfere in any way with the right of the stockholders of the Company to remove the Optionee from the Board of Directors (or the Board of Directors to remove Optionee as an officer if Optionee should hold any other position with the Company) pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws.

          12. The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock which may be purchased pursuant to the option until such shares are issued to the Optionee.

          13. This Agreement is entered into and shall be governed by, construed and enforced in accordance with the laws of the State of California.

          14. No Non-qualified Stock Option granted to an officer of the Company subject to Section 16(b) of the Exchange Act, nor any shares of Common Stock issuable upon exercise of any such Non-qualified Stock Option, may be sold or otherwise disposed of prior to the date that is six (6) months and one (1) day following the date of grant of the Non-qualified Stock Option.

          15. The terms and conditions contained in the 1992 Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of the Option are made subject to any and all terms of the 1992 Plan.

          IN WITNESS WHEREOF, the parties have hereunto affixed their signatures in acknowledgment and acceptance of the above terms and conditions on the date first above mentioned.

      SPORTS CHALET, INC.                          OPTIONEE


By:  /s/ NORBERT J. OLBERZ                  By:  /s/ CRAIG L. LEVRA
     ---------------------                       ------------------
         Its:  Chairman                            Craig L. Levra

                               SPORT CHALET, INC.
                               ------------------


                         AGREEMENT TO ARBITRATE CLAIMS


          I recognize that differences may arise between Sport Chalet, Inc. ("the Company") and me during or following my employment with the Company, and that those differences may or may not be related to my employment. The differences that cannot be resolved between me and my supervisor and/or manager will, under this Agreement be submitted to binding arbitration. I understand and agree that by entering into this Agreement to Arbitrate Claims ("Agreement"), I anticipate gaining the benefits of a speedy, impartial dispute-resolution procedure. I acknowledge that by agreeing to arbitrate any "claims" I may have (as defined below) I am waiving any right I may have to a jury trial on such matters.

          The term "the Company" as used in this agreement shall include not only Sport Chalet, Inc. but also all subsidiary and affiliated entities, all of their benefit plans, the benefit plans' sponsors, fiduciaries, administrators, affiliates, and all successors and assigns of any of them.

1.        Claims Covered by the Agreement
          -------------------------------

          The Company and I mutually consent to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The claims covered by this Agreement include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination or harassment (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition, handicap or disability) whether in tort or in contract; claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one), claims for wrongful discharge, failure to promote or wrongful demotion whether or not in violation of public policy, and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the following paragraph.

1.        Claims Not Covered by the Agreement
          -----------------------------------

          Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

          Nothing contained herein shall preclude my pursuit before an administrative agency of claims over which such agency has jurisdiction. In addition, either or both of us shall be entitled to seek before a court of competent jurisdiction any desired provisional remedies in aid of the arbitration without being deemed to have waived their right to arbitrate their claims.

1.        Required Notice of All Claims and Statute of Limitations
          --------------------------------------------------------

          The Company and I agree that the aggrieved party must give written, notice of any claim to the other party within a reasonable time after the claim arises so as to give the other party an opportunity to investigate the facts and circumstances while the same are readily available. In any event, failure to give such notice within one (l) year of the date the aggrieved party first has knowledge of the event giving rise to the claim shall be presumed unreasonable and shall waive the claim even if there is a federal or state statute of limitations which would have given more time to pursue the claim, unless the claimant can show, to the satisfaction of the arbitrator, reasonable excuse for failure to timely make the claim. In no event shall a claim be considered if it is made after expiration of the applicable state or federal statute of limitations.

          Written notice to the Company, or its officers, directors, employees or agents, shall be sent to its Chairman at 920 Foothill Blvd, La Canada, CA 91011. I will be given written notice at the last address recorded in my personnel file. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. The notice shall be sent to the other party by certified or registered mail, return receipt requested.

1.        Representation
          --------------

          During the Arbitration, any party may be represented by an attorney or other representative selected by the party.

1.        Discovery
          ---------

          Each party shall have the right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below is in addition to the discovery allowed pursuant to this paragraph.

          A party may make application to the Arbitrator for additional discovery which request the Arbitrator may grant in his or her discretion.

          In no event shall the discovery permitted in the arbitration exceed that which would be permitted under the law applicable to discovery in a diversity case in the federal district court for the district in which the arbitration takes place.

1.        Designation of Witnesses
          ------------------------

          At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration.

1.        Subpoenas
          ---------

          Each party shall have the right to subpoena witnesses and documents for the arbitration.

1.        Arbitration Procedures
          ----------------------

          The Company and I agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current Employment Arbitration Rules of the American Arbitration Agreement ("AAA") before an experienced neutral arbitrator who is licensed to practice law in the state in which the arbitration is convened ("the Arbitrators"). The arbitration shall take place in or near the city in which I am or was last employed by the Company. The Arbitrator shall be selected as follows. AAA shall give each party a list of 5 arbitrators drawn from its panel of labor and employment arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, AAA shall furnish an additional list or lists until an Arbitrator is selected.

          The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

          The Arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.

          Either party, at its expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

          Either party, upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and I agree that neither of us shall initiate or prosecute any lawsuit in any way related to any claim covered by this Agreement.

          The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations. The remedies and relief that the arbitrator may award shall be as extensive and the same as those which, by reason of the nature of the claim, might be awarded by a court of law.

1.        Arbitration Fees and Costs
          --------------------------

          The party filing the claim shall pay the filing fees established by AAA for such party. The Company shall pay costs of the Arbitrator. Otherwise, each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim which affords the prevailing party attorneys' fees, or if the claim is based on a written contract containing an attorneys' fee provision, the Arbitrator may award reasonable fees to the prevailing party.

1.        Judicial Review
          ---------------

          Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

1.        Interstate Commerce
          -------------------

          I understand and agree that the Company is engaged in transactions involving interstate commerce and that my employment involves activities affecting such commerce.

1.        Requirements for Modification or Revocation
          -------------------------------------------

          This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

1.        Sole and Entire Agreement
          -------------------------

          This is the complete agreement of the parties on the subject of arbitration of disputes. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject. No party is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

1.        Construction
          ------------

          If any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement. However, if it should be determined that any material provision of this agreement is not binding on one of the parties, the other party shall have the option of not having such provision applied to it.

1.        Consideration
          -------------

          The mutual promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for this agreement.

1.        Not an Employment Agreement
          ---------------------------

          This Agreement is not, and shall not be construed to create, any contract of employment, express or implied. The Company and I hereby acknowledge that either of us may elect to terminate my employment at any time, with or without cause, for any reason that does not violate the public policy of the State of California.

1.        Voluntary Agreement
          -------------------

          I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT, THAT I UNDERSTAND ITS TERMS, THAT ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND ME RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT, AND THAT I HAVE ENTERED INTO THE AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE COMPANY OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

          I ACKNOWLEDGE THAT IN AGREEING TO ARBITRATE CLAIMS, I AM WAIVING ANY RIGHT TO HAVE THESE CLAIMS DETERMINED IN A COURT OF LAW BY A JUDGE OR JURY. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF OF THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.


  DATE:    Oct. 21, 1997                     EMPLOYEE
       ---------------------

                                               /s/ CRAIG L. LEVRA
                                             ----------------------
                                             Craig L. Levra



                                             SPORT CHALET, INC.
  DATE:      10-21-97
       ---------------------

                                             By:  /s/ NORBERT J. OLBERZ
                                                -------------------------
                                             Its:  Chairman
                                                 ------------

                              SPORT CHALET, INC.

                     STATEMENT OF COMPANY POLICY REGARDING

                    SECURITIES TRADES BY COMPANY PERSONNEL


The Need For A Policy Statement.
-------------------------------


          The Securities and Exchange Commission (the "Commission") and the U.S. Justice Department recently have been vigorously pursuing violations of insider trading laws. To date, their efforts have concentrated on individuals directly involved in trading abuses. In 1988, however, to further deter insider trading violations, Congress expanded the authority of the Commission and the Justice Department by adopting the Insider Trading and Securities Fraud Enforcement Act ("Act"). In addition to increasing the penalties for insider trading, the Act puts the burden on companies and possibly other "controlling persons" for violations by company personnel.

          Although the Act was aimed primarily at the securities industry, lawyers recently have begun to focus on the application of the Act to companies in other industries. The conclusion that many are reaching is that if companies like ours do not take steps to adopt preventative policies and procedures covering securities trades by company personnel, the consequences could be severe.

          In addition to responding to the Act, the Company is adopting this Policy Statement to avoid even the appearance of improper conduct on the part of anyone employed by or associated with our Company (not just so-called insiders). We have all worked hard over the years to establish our reputation for integrity and ethical conduct. We cannot afford to have it damaged.


The Consequences.
----------------

          The consequences of insider trading violations can be staggering:

          For individuals who trade on inside information (or tip information to others):

               A civil penalty of up to three times the profit gained or loss avoided;

               A criminal fine (no matter how small the profit) of up to $1 million; and

               A jail term of up to ten years.

          For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading in its securities:

               A civil penalty of the greater of $1 million or three times the profit gained or loss avoided as the result of the employee's violation; and

               A criminal penalty of up to $2.5 million.

          Moreover, if an employee violates the Company's insider trading policy, Company-imposed sanctions, including dismissal for cause, could result. Needless to say, any of the above consequences, or even a Commission investigation that does not result in prosecution, could tarnish one's reputation and irreparably damage a career.


Our Policy.
----------

          If a director, officer or any employee has material non-public information relating to our Company, it is our policy that neither that person nor any related person may buy or sell securities of the Company or engage in any other action to take advantage of, or pass on to others, that information. This policy also applies to information relating to any other company obtained in the course of employment.

          Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided in order to preserve our reputation for adhering to the highest standards of conduct.

          Material information. Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, any information which reasonably affects the price of the stock.

          Examples. Common examples of information that will frequently be regarded as material are: projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; news of a new hospital contract; news of a significant sale of assets; changes in dividend policies or the declaration of a stock split or the offering of additional securities; changes in management; and impending bankruptcy or financial liquidity problems. Either positive or negative information may be considered material.

          Twenty-Twenty Hindsight. Remember, if your securities transactions became the subject of scrutiny, they will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight.

          Transactions by Family Members. The very same restrictions apply to your family members and others living in your household. Employees are expected to be responsible for the compliance of their immediate family and personal household.

          Tipping Information To Others. Whether the information is proprietary information about our Company or information that could have an impact on our stock price, employees must not pass the information on to others. The above penalties apply whether or not you derive any benefit from another's actions.
In fact, the Commission has recently imposed substantial penalties on tippers even though they did not profit from their tippees, trading.

          When Information Is Public. As you can appreciate, it is also improper for an officer, director or employee to enter into a trade immediately after the Company has made a public announcement of material information. Because the Company's shareholders and the investing public should be afforded the time to receive the information and act upon it, as a general rule you should not engage in any transactions until the third business day after the information has been released. (Thus, if an announcement is made on a Monday, Thursday generally would be the first day in which you should trade. If an announcement is made on Friday, Wednesday generally would be the first day.) It may be necessary to allow additional time when more complex matters are announced.

Additional Prohibited Transactions.
----------------------------------

          Because we believe it is improper and inappropriate for any Company personnel to engage in short term or speculative transactions involving Company stock, it is the Company's policy that directors, officers and employees should not engage in any of the following activities with respect to securities of the
Company:

          1.   Trading in Securities on a Short Term Basis.  Any company stock
               -------------------------------------------
purchased on the open market must be held for a minimum of six months and ideally longer. (The Commission's, "short swing profit" rule already prevents officers and directors from selling any Company stock within six months of a purchase. We are simply expanding this rule to all employees. However, the rule does not apply to stock option exercises and subsequent sales of the stock received upon exercise of the option.)

          2.   Purchases of company stock on margin.

          3.   Short sales.

          4.   Buying or selling put or call options.


Company Assistance.
------------------

          Any person who has any questions about specific transactions may obtain additional guidance from the Company's counsel, who has been assigned responsibility for administering this Policy Statement. Remember, however, the ultimate responsibility for adhering to the Policy Statement and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment.


Preclearance Of All Trades By Directors, Officers And Other Key (e.g.,
----------------------------------------------------------------------
Financial, etc.) Personnel.
--------------------------

          To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction (which could result, for example, where an officer, consultant or technician engages in a trade while unaware of a pending major development), we are implementing the following procedure:

          All transactions in company stock (acquisitions, dispositions, transfers, etc.) by directors, officers and persons involved in an executive officer capacity, must be precleared by Company or Counsel. If you contemplate a transaction you should contact one of these individuals in advance. This requirement does not apply to stock option exercises but would cover market sales of option stock.


Certifications.
--------------

          Employees will be required to certify their understanding of and intent to comply with this Policy Statement. Officers and directors and other key employees may be required to certify compliance on an annual basis.

Mr. Craig L. Levra
President & Chief Operating Officer
920 Foothill Boulevard
La Canada, CA  91011

     Re:  Certification of the Company's Policy Statement on Securities Trades
                                                                        ------
          by Company Personnel.
          ---------------------

Dear Employee:

          Enclosed is the copy of the Company's Policy Statement covering securities trades by Company personnel. As you will see from the Statement, the consequences of an insider trading violation can be devastating to both the individual involved and the Company.

          Please take the time required right now to read and understand the enclosed Policy Statement and then sign and return the attached copy of this letter to me.

                              Sincerely,

                              /s/ NORBERT J. OLBERZ

                              Norbert Olberz


                                 CERTIFICATION
                                 -------------


     The undersigned hereby certifies that he/she has read and understands, and agrees to comply with, the Sport Chalet, Inc. Statement of Company Policy Regarding Securities Trades by Company Personnel, a copy of which was distributed with this letter.


Date:   Oct. 21, 1997                                /s/ Craig L. Levra
     ----------------------------------------    --------------------------
                                                 Signature:


                                                 Name:  Craig L. Levra
                                                 --------------------------